                                 Exhibit 99.1

Contact:
Rima Hyder
Vice President, Investor Relations
+1-781-755-6886
rima.hyder@cranenxt.com

Crane NXT, Co. Announces Strong Fourth Quarter and Full Year 2023 Results, Raises Annual Dividend by 14%
Delivered Full Year GAAP EPS of $3.28, Adjusted EPS of $4.16, Exceeding 2023 Guidance
Achieved Full Year 2023 Core Sales Growth of 4% with Crane Currency Core Sales Growth of 8%

WALTHAM, MASS - February 14, 2024 - Crane NXT, Co. (NYSE: CXT) ("Crane NXT" or the "Company"), a premier industrial technology company, today announced its financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 and Recent Highlights
•Core sales grew 4.1% year-over-year.
•GAAP operating profit margin was 20.3% and Adjusted operating profit margin was 23.4%.
•GAAP earnings per diluted share (EPS) was $0.86, and Adjusted EPS was $0.99.
•The Company repaid $70 million of its $350 million term loan facility.
•The Company declared a first quarter 2024 dividend of $0.16 per share, an increase of 14% over the prior year.

Full Year 2023 Highlights
•Core sales grew 4.3% year-over-year.
•GAAP operating profit margin was 20.6% and Adjusted operating profit margin was 24.8%.
•GAAP earnings per diluted share (EPS) was $3.28, and Adjusted EPS was $4.16.
•The Company repaid $245.0 million of its $350 million term loan facility, reducing net leverage to 1.1x.
•Adjusted free cash flow conversion was 111%.

Full year 2024 Guidance
•Introducing 2024 guidance with Adjusted EPS of $4.10 to $4.35. Please see the "Full Year 2024 Guidance" section in this press release for more details.

Aaron W. Saak, Crane NXT's President, and Chief Executive Officer stated: "We delivered a strong close to 2023, underpinned by outstanding operational performance from both our businesses. We achieved adjusted EPS of $4.16, exceeding the high end of our guidance, as well as generating 4% growth in core sales, and expanding our adjusted segment operating margins by 30 basis points year over year."
Mr. Saak continued: "With this solid foundation in place, we are well-positioned to execute on our strategy, both organically and through acquisitions. We have a strong and flexible balance sheet, ample liquidity, and a robust pipeline of opportunities for disciplined M&A. As we look to 2024 and beyond, we have a clear path to build on our success, expand the business, and drive long-term, sustainable shareholder value."
Summary of Fourth Quarter 2023 Results

	Three Months Ended December 31,		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$356.9	$338.2	$18.7	5.5%
Core sales			$14.0	4.1%
Foreign exchange			$4.7	1.4%

Operating profit	$72.4	$73.0	$(0.6)	(0.8)%
Adjusted operating profit*	$83.4	$88.1	$(4.7)	(5.3)%

Operating profit margin	20.3%	21.6%		(130bps)
Adjusted operating profit margin*	23.4%	26.0%		(260bps)
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release

Fourth Quarter 2023 Results
Fourth quarter 2023 sales were $356.9 million, an increase of $18.7 million, or 5.5%, compared with the fourth quarter of 2022. The sales increase was comprised of core sales growth of $14.0 million, or 4.1%, and favorable foreign exchange of $4.7 million, or 1.4%.
Fourth quarter 2023 operating profit was $72.4 million, compared with $73.0 million in the fourth quarter of 2022. Operating profit margin was 20.3%, compared with 21.6% last year, with the decline driven primarily by higher transaction costs related to the Separation and unfavorable product mix, partially offset by favorable pricing, productivity gains, and cost saving actions. Adjusted operating profit margin of 23.4% decreased 260 basis points, compared with 26.0% in the prior year. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
Fourth quarter 2023 GAAP EPS was $0.86, and Adjusted EPS was $0.99. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).

Fourth Quarter 2023 Segment Results
All comparisons detailed in this section refer to operating results for the fourth quarter 2023 versus the fourth quarter 2022.
Crane Payment Innovations

	Three Months Ended December 31,		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$215.1	$231.1	$(16.0)	(6.9)%
Core sales			$(16.9)	(7.3)%
Foreign exchange			$0.9	0.4%

Operating profit	$56.5	$61.5	$(5.0)	(8.1)%
Adjusted operating profit*	$62.3	$73.1	$(10.8)	(14.8)%

Operating profit margin	26.3%	26.6%		(30bps)
Adjusted operating profit margin*	29.0%	31.6%		(260bps)

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $215.1 million decreased $16.0 million, or 6.9%, compared with the fourth quarter of 2022, driven by a 7.3% decline in core sales as favorable pricing was more than offset by lower volumes as customers adjusted inventory levels to reflect reduced lead times. This decline in core sales was partially offset by favorable foreign exchange. Operating profit margin of 26.3% decreased 30 basis points, compared with 26.6% last year, primarily reflecting lower volumes and unfavorable product mix, partially offset by favorable pricing, cost saving actions and productivity gains. Adjusted operating profit margin was 29.0% compared with 31.6% in the prior year.
Crane Currency

	Three Months Ended December 31,		Change
(unaudited, dollars in millions)	2023	2022	$	%
Net sales	$141.8	$107.1	$34.7	32.4%
Core sales			$31.1	29.0%
Foreign exchange			$3.6	3.4%

Operating profit	$31.2	$20.3	$10.9	53.7%
Adjusted operating profit*	$34.8	$23.8	$11.0	46.2%

Operating profit margin	22.0%	19.0%		300bps
Adjusted operating profit margin*	24.5%	22.2%		230bps

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release

Sales of $141.8 million increased $34.7 million, or 32.4%, compared with the fourth quarter of 2022, driven by 29.0% core sales growth related to higher international sales, and favorable foreign exchange. Operating profit margin of 22.0% increased 300 basis points, compared with 19.0% last year, primarily reflecting higher volumes, partially offset by unfavorable product mix. Adjusted operating profit margin was 24.5% compared with 22.2% in the prior year.
Summary of Full Year 2023 Results

	Full Year		Change
(unaudited, dollars in millions, except per share data)	2023	2022	$	%	2023 Guidance
Net sales	$1,391.3	$1,339.9	$51.4	3.8%
Core sales			$57.5	4.3%	+3% to +5%
Foreign exchange			$(6.1)	(0.5)%

Operating profit	$286.8	$301.3	$(14.5)	(4.8)%
Adjusted operating profit*	$345.2	$343.5	$1.7	0.5%

Operating profit margin	20.6%	22.5%		(190bps)
Adjusted operating profit margin*	24.8%	25.6%		(80bps)

GAAP EPS	$3.28	$3.61
Adjusted EPS*	$4.16	$4.35			$4.00-$4.15
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Full Year 2023 Results
Full year 2023 sales were $1,391.3 million, an increase of $51.4 million, or 3.8%, compared with full year 2022. The sales increase was comprised of core sales growth of $57.5 million, or 4.3%, partially offset by unfavorable foreign exchange of $6.1 million, or 0.5%.
Full year 2023 operating profit was $286.8 million, compared with $301.3 million in full year 2022. Operating profit margin was 20.6%, compared with 22.5% last year, with the decline driven primarily by higher transaction costs related to the Separation and unfavorable product mix, partially offset by favorable pricing, productivity gains, and cost saving actions. Adjusted operating profit margin of 24.8% decreased 80 basis points, compared with 25.6% in the prior year. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
Full year 2023 GAAP EPS was $3.28, and Adjusted EPS was $4.16. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).

Full Year 2023 Cash Flow and Other Financial Metrics
Cash provided by operating activities was $276.3 million in 2023, compared with $306.0 million last year. Adjusted free cash flow was $265.8 million in 2023, compared with $284.7 million last year. The $18.9 million, or 7%, decrease in Adjusted free cash flow was primarily due to transaction related spend associated with the Separation as well as higher capital expenditures to support the U.S. currency redesign program and other capital projects. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
The Company held cash of $227.2 million as of December 31, 2023, compared with $230.7 million as of December 31, 2022. Total debt was $644.9 million as of December 31, 2023, compared with $844.8 million as of December 31, 2022. The Company repaid $245 million of its term loan facility in 2023, with an outstanding balance of $105 million.
Full Year 2024 Guidance
The Company is introducing full year 2024 guidance as shown in the table below. Growth rates below represent growth over full year 2023.

Full Year 2024 Guidance Details
(dollars in millions, except per share data)
CPI Core Sales Growth	-3% to +2%
Currency Core Sales Growth	+2% to +3%
Crane NXT Core Sales Growth	-1% to +2%
Adjusted EPS	$4.10 to $4.35
Adjusted Segment Margin	27% to 29%
Corporate Expense	~$53
Non-Operating Expense, Net	~$37
Adjusted Tax Rate	~21%
Adjusted Free Cash Flow Conversion	~100%
Diluted Shares	~57.6
Please see the Non-GAAP Financial Measures definitions in this release
First Quarter 2024 Dividend
Crane NXT announced its quarterly dividend of $0.16 per share, an increase of 14% over the prior year, for the first quarter of 2024. The dividend is payable on March 13, 2024 to shareholders of record as of February 29, 2024.
Conference Call
Crane NXT scheduled a conference call to discuss the fourth quarter and full year financial results, on Thursday, February 15, 2024, at 10:00 A.M. Eastern Time. The earnings call can be accessed via the investor relations section of the Company’s website or by dialing 877-407-6184 or +1-201-389-0877. An accompanying slide presentation and a replay of the live event will also be available on the Company’s website.

About Crane NXT, Co.
Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Crane NXT is a pioneer in advanced micro-optics technology for securing physical products, and its sophisticated electronic equipment and associated software leverages proprietary core capabilities with detection and sensing technologies. Crane NXT has approximately 4,000 employees with global operations and manufacturing facilities in the United States, the United Kingdom, Mexico, Japan, Germany, Sweden, and Malta. For more information, visit www.cranenxt.com.
On April 3, 2023, Crane NXT, Co. (formerly Crane Holdings, Co.) completed the separation of its wholly-owned subsidiary at that time, Crane Company, in a tax-free distribution of Crane Company shares to Crane NXT stockholders (the "Separation").
Historical financial measures in this release for Crane NXT are presented on a carve-out basis.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations.
Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. The Company assumes no (and disclaims any) obligation to revise or update these statements to reflect future events or circumstances. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. The Company cautions investors not to place undue reliance on any such forward-looking statements.
Risks and uncertainties that could cause actual results to differ materially from the Company's expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations; demand for its products, which is variable and subject to factors beyond its control; fluctuation in the prices of, or disruption in its ability to source, components and raw materials, and delays in the distribution of its products; information systems and technology networks failures, breaches in data security, theft of personally identifiable and other information, and non-compliance with its contractual or other legal obligations regarding such information; risks associated with conducting a substantial portion of its business outside the U.S.; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires, or complete dispositions; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position; governmental regulations and failure to comply with those regulations; risks from litigation, claims and investigations, including those related to product liability and warranties, and employee, commercial, intellectual property and environmental matters; risks related to its ability to improve productivity, reduce costs and align manufacturing capacity with customer demand; the ability to protect its intellectual property; significant competition in the Company's markets; adverse impacts from intangible asset impairment charges; additional tax expenses or exposures; inadequate or ineffective internal controls; and risks related to the Separation, including not obtaining the intended tax treatment of the Separation transaction, failure of Crane Company to perform under the various transaction agreements and actual or potential conflicts of interest with Crane Company.
Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents Crane NXT, Co. and its subsidiaries file from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

(Financial Tables Follow)

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales:
Crane Payment Innovations	$215.1	$231.1	$886.4	$874.3
Crane Currency	141.8	107.1	504.9	465.6
Total net sales	$356.9	$338.2	$1,391.3	$1,339.9

Operating profit (loss):
Crane Payment Innovations	$56.5	$61.5	$242.8	$217.1
Crane Currency	31.2	20.3	116.3	117.3
Corporate	(15.3)	(8.8)	(72.3)	(33.1)
Total operating profit	$72.4	$73.0	$286.8	$301.3

Interest income	0.4	0.1	1.1	0.2
Interest expense	(10.8)	(10.5)	(48.1)	(41.9)
Related party interest expense	—	(3.5)	(2.5)	(14.4)
Miscellaneous (expense) income, net	(0.6)	(0.2)	2.5	3.1
Income before income taxes	61.4	58.9	239.8	248.3
Provision (benefit) for income taxes	11.9	(3.1)	51.5	43.4
Net income attributable to common shareholders	$49.5	$62.0	$188.3	$204.9

Earnings per diluted share[1]	$0.86	$1.09	$3.28	$3.61

Average diluted shares outstanding[1]	57.6	56.7	57.5	56.7
Average basic shares outstanding[1]	56.8	56.7	56.8	56.7

Supplemental data:
Cost of sales	$191.4	$176.9	$737.2	$713.7
Selling, general and administrative	92.6	82.1	366.8	318.7
Restructuring charges	0.5	6.2	0.5	6.2

[1] The shares presented for periods prior to the Separation are those of Crane NXT, Co. at April 3, 2023. The shares presented for the three months and twelve months ended December 2023 are based on the average diluted and basic shares outstanding of Crane NXT, Co. after the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Balance Sheets
(unaudited, in millions)

	Balance as of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$227.2	$230.7
Accounts receivable, net	214.9	205.1
Inventories, net	157.1	145.6
Other current assets	45.2	41.9
Total current assets	644.4	623.3

Property, plant and equipment, net	261.2	261.6
Long-term deferred tax assets	2.7	6.3
Other assets	71.0	56.7
Intangible assets, net	308.9	344.9
Goodwill	841.2	836.6
Total assets	$2,129.4	$2,129.4

Liabilities and equity
Current liabilities:
Short-term borrowings	$4.6	$299.7
Accounts payable	106.5	109.6
Accrued liabilities	210.5	204.2
U.S. and foreign taxes on income	12.8	17.9
Total current liabilities	334.4	631.4

Long-term debt	640.3	545.1
Accrued pension and postretirement benefits	22.5	21.1
Long-term deferred tax liability	104.5	109.5
Other liabilities	63.7	38.5

Total equity	964.0	783.8
Total liabilities and equity	$2,129.4	$2,129.4

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Operating activities:
Net income attributable to common shareholders	$49.5	$62.0	$188.3	$204.9
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	18.6	19.4	77.6	78.7
Stock-based compensation expense	2.9	2.5	10.3	9.3
Defined benefit plans and postretirement credit	(0.5)	(0.3)	(1.1)	(0.3)
Deferred income taxes	2.8	(41.4)	7.6	(28.4)
Cash provided by operating working capital	12.2	34.8	—	39.3
Other	(7.0)	(1.9)	(6.4)	2.5
Total provided by operating activities	$78.5	$75.1	$276.3	$306.0
Investing activities:
Capital expenditures	(15.0)	(9.1)	(31.1)	(21.3)
Total used for investing activities	$(15.0)	$(9.1)	$(31.1)	$(21.3)
Financing activities:
Dividends paid	(7.9)	—	(23.7)	—
Stock options exercised, net of shares reacquired	2.3	—	4.4	—
Debt issuance costs	(0.4)	—	(5.7)	—
Repayment of long-term debt	—	—	(300.0)	—
Proceeds from revolving credit facility	—	—	20.0	—
Repayments of revolving credit facility	—	—	(20.0)	—
Proceeds from term loan	—	—	350.0	—
Repayment of term loan	(70.0)	—	(245.0)	—
Net transfers to Crane	—	(46.4)	(32.5)	(135.0)
Total used for financing activities	$(76.0)	$(46.4)	$(252.5)	$(135.0)

Effect of exchange rate on cash and cash equivalents	10.7	14.8	3.8	(20.2)
(Decrease) increase in cash and cash equivalents	(1.8)	34.4	(3.5)	129.5
Cash and cash equivalents at beginning of period	229.0	196.3	230.7	101.2
Cash and cash equivalents at end of period	$227.2	$230.7	$227.2	$230.7

CRANE NXT, CO. AND SUBSIDIARIES
Order Backlog
(unaudited, in millions)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Crane Payment Innovations	$216.8	$231.6	$300.7	$348.7	$372.9
Currency	$243.0	$223.3	$184.4	$207.3	$192.7
Total backlog	$459.8	$454.9	$485.1	$556.0	$565.6

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2023		2022
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$356.9		$338.2

Operating profit (GAAP)	$72.4		$73.0
Operating profit margin (GAAP)	20.3%		21.6%

Special items impacting operating profit:
Intangible asset amortization	8.9		8.9
Stock-based compensation adjustment[1]	0.4		—
Restructuring charges	0.5		6.2
Transaction related expenses[1]	1.2		—
Adjusted operating profit (Non-GAAP)	$83.4		$88.1
Adjusted operating profit margin (Non-GAAP)	23.4%		26.0%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$49.5	$0.86	$62.0	$1.09
Intangible asset amortization	8.9	0.15	8.9	0.16
Stock-based compensation adjustment[1]	0.4	0.01	—	—
Restructuring charges	0.5	0.01	6.2	0.11
Transaction related expenses[1]	2.6	0.05	—	—
Impact of pension curtailments and settlements	(0.4)	(0.01)	—	—
Interest adjustment[2]	—	—	3.5	0.06
Tax adjustments	(4.5)	(0.08)	(4.8)	(0.08)
Adjusted net income (Non-GAAP)	$57.0	$0.99	$75.8	$1.34

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$49.5		$62.0
Net income margin (GAAP)	13.9%		18.3%

Adjustments to net income attributable to common shareholders:
Income tax expense (benefit)	11.9		(3.1)
Interest expense, net	10.4		13.9
Depreciation	9.0		10.4
Intangible asset amortization	8.9		8.9
Stock-based compensation adjustment[1]	0.4		—
Restructuring charges	0.5		6.2
Transaction related expenses[1]	2.6		—
Impact of pension curtailments and settlements	(0.4)		—
Adjusted EBITDA (Non-GAAP)	$92.8		$98.3
Adjusted EBITDA Margin (Non-GAAP)	26.0%		29.1%

Totals may not sum due to rounding
[1] Related to the Separation.
[2] Related party interest with Crane Company incurred prior to the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Twelve Months Ended December 31,
	2023		2022
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$1,391.3		$1,339.9

Operating profit (GAAP)	$286.8		$301.3
Operating profit margin (GAAP)	20.6%		22.5%

Special items impacting operating profit:
Intangible asset amortization	35.9		36.0
Stock-based compensation adjustment[1]	1.1		—
Restructuring charges	0.5		6.2
Transaction related expenses[1]	20.9		—
Adjusted operating profit (Non-GAAP)	$345.2		$343.5
Adjusted operating profit margin (Non-GAAP)	24.8%		25.6%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$188.3	$3.28	$204.9	$3.61
Intangible asset amortization	35.9	0.62	36.0	0.63
Stock-based compensation adjustment[1]	1.1	0.02	—	—
Restructuring charges	0.5	0.01	6.2	0.11
Transaction related expenses[1]	22.3	0.39	—	—
Impact of pension curtailments and settlements	(0.4)	(0.01)	—	—
Interest adjustment[2]	2.5	0.04	14.4	0.25
Tax adjustments	(10.9)	(0.19)	(14.6)	(0.26)
Adjusted net income (Non-GAAP)	$239.3	$4.16	$246.9	$4.35

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$188.3		$204.9
Net income margin (GAAP)	13.5%		15.3%

Adjustments to net income attributable to common shareholders:
Income tax expense	51.5		43.4
Interest expense, net	49.5		56.1
Depreciation	39.6		42.2
Intangible asset amortization	35.9		36.0
Stock-based compensation adjustment[1]	1.1		—
Restructuring charges	0.5		6.2
Transaction related expenses[1]	22.3		—
Impact of pension curtailments and settlements	(0.4)		—
Adjusted EBITDA (Non-GAAP)	$388.3		$388.8
Adjusted EBITDA Margin (Non-GAAP)	27.9%		29.0%

Totals may not sum due to rounding
[1] Related to the Separation.
[2] Related party interest with Crane Company incurred prior to the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended December 31, 2023	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$215.1	$141.8	$—	$356.9

Operating profit (loss) (GAAP)	$56.5	$31.2	$(15.3)	$72.4
Operating profit margin (GAAP)	26.3%	22.0%		20.3%

Special items impacting operating profit (loss):
Intangible asset amortization	5.3	3.6	—	8.9
Stock-based compensation adjustment[1]	—	—	0.4	0.4
Restructuring charges	0.5	—	—	0.5
Transaction related expenses[1]	—	—	1.2	1.2
Adjusted operating profit (loss) (non-GAAP)	$62.3	$34.8	$(13.7)	$83.4
Adjusted operating profit margin (non-GAAP)	29.0%	24.5%		23.4%

Three Months Ended December 31, 2022	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$231.1	$107.1	$—	$338.2

Operating profit (loss) (GAAP)	$61.5	$20.3	$(8.8)	$73.0
Operating profit margin (GAAP)	26.6%	19.0%		21.6%

Special items impacting operating profit (loss):
Intangible asset amortization	5.4	3.5	—	8.9
Restructuring charges	6.2	—	—	6.2
Adjusted operating profit (loss) (non-GAAP)	$73.1	$23.8	$(8.8)	$88.1
Adjusted operating profit margin (non-GAAP)	31.6%	22.2%		26.0%

Totals may not sum due to rounding
[1] Related to the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Twelve Months Ended December 31, 2023	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$886.4	$504.9	$—	$1,391.3

Operating profit (loss) (GAAP)	$242.8	$116.3	$(72.3)	$286.8
Operating profit margin (GAAP)	27.4%	23.0%		20.6%

Special items impacting operating profit (loss):
Intangible asset amortization	21.7	14.2	—	35.9
Stock-based compensation adjustment[1]	—	—	1.1	1.1
Restructuring charges	0.5	—	—	0.5
Transaction related expenses[1]	—	—	20.9	20.9
Adjusted operating profit (loss) (non-GAAP)	$265.0	$130.5	$(50.3)	$345.2
Adjusted operating profit margin (non-GAAP)	29.9%	25.8%		24.8%

Twelve Months Ended December 31, 2022	Crane Payment Innovations	Crane Currency		Corporate	Total Company
Net sales	$874.3	$465.6		$—	$1,339.9

Operating profit (loss) (GAAP)	$217.1	$117.3		$(33.1)	$301.3
Operating profit margin (GAAP)	24.8%	25.2%			22.5%

Special items impacting operating profit (loss):
Intangible asset amortization	21.8	14.2		—	36.0
Restructuring charges	6.2	—	—	—	6.2
Adjusted operating profit (loss) (non-GAAP)	$245.1	$131.5		$(33.1)	$343.5
Adjusted operating profit margin (non-GAAP)	28.0%	28.2%			25.6%

Totals may not sum due to rounding
[1] Related to the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Cash Flow Items	2023	2022	2023	2022
Cash provided by operating activities (GAAP)	$78.5	$75.1	$276.3	$306.0
Less: Capital expenditures	(15.0)	(9.1)	(31.1)	(21.3)
Free cash flow	$63.5	$66.0	$245.2	$284.7
Transaction related expenses[1]	1.3	—	20.6	—
Adjusted free cash flow (non-GAAP)	$64.8	$66.0	$265.8	$284.7

Adjusted net income (non-GAAP)*	$57.0	$75.8	$239.3	$246.9
Adjusted free cash flow conversion (non-GAAP)	114%	87%	111%	115%

[1] Represents cash paid for transaction related expenses associated with the Separation.
*Please see the Non-GAAP Financial Measures tables in this release.

Net Leverage Ratio
(unaudited, in millions, except net leverage ratio)

December 31, 2023
Total debt (excluding deferred financing costs of $10.1 million)	$655.0
Less: Cash	(227.2)
Net debt	$427.8

TTM Adjusted EBITDA (non-GAAP)*	$388.3
Net leverage ratio	1.1

*Please see the Non-GAAP Financial Measures tables in this release.

Crane NXT reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including Adjusted operating profit, Adjusted operating margin, Adjusted EPS, free cash flow, and Adjusted free cash flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. The Company's management believes that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane NXT. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore the Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures, including Adjusted segment margin and Adjusted EPS, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane NXT's future GAAP results. Crane NXT calculates Adjusted segment margin and Adjusted EPS as described below.

•"Adjusted segment margin" is calculated as Adjusted segment profit divided by sales. Adjusted segment profit is calculated as segment profit excluding intangible asset amortization, restructuring charges, stock-based compensation adjustment resulting from the Separation and transaction related expenses such as tax charges, professional fees, and incremental costs related to the Separation.

•"Adjusted EPS" is calculated as Adjusted net income divided by diluted shares. Adjusted net income is calculated as net income excluding intangible asset amortization, restructuring charges, impact of pension curtailments and settlements, stock-based compensation adjustment resulting from the Separation, transaction related expenses such as tax charges, professional fees, and incremental costs related to the Separation, and including the tax effect of these adjustments and other discrete tax items.

The Company's management believes that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted operating profit" and "Adjusted operating margin" add back to operating profit items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: intangible asset amortization, restructuring charges, stock-based compensation adjustment resulting from the Separation and transaction related expenses. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted net income" and "Adjusted EPS" exclude items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted operating profit such as: intangible asset amortization, restructuring charges, impact of pension curtailments and settlements, stock-based compensation adjustment resulting from the Separation, transaction related expenses related to the Separation, the tax effect of these items and other discrete tax items. Additionally, these non-GAAP financial measures exclude income and expense items that impacted net income and earnings per diluted share such as pre-Separation related party interest expense. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•“Free cash flow,” “Adjusted free cash flow” and "Adjusted free cash flow conversion” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free cash flow is calculated as cash provided by operating activities less capital spending. Adjusted free cash flow is calculated as free cash flow adjusted for certain cash items which management believes may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items associated with the Separation. Adjusted free cash flow conversion is calculated as Adjusted free cash flow divided by Adjusted net income. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

•"Adjusted EBITDA" and "Adjusted EBITDA margin" exclude net interest expense, tax expense and depreciation and amortization expense from net income, as well as Special items such as restructuring charges, impact of pension curtailments and settlements, stock-based compensation adjustment resulting from the Separation and transaction related expenses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Net leverage ratio" refers to Net debt divided by trailing twelve months (TTM) Adjusted EBITDA. "Net debt" represents total debt (excluding deferred financing costs) less cash and cash equivalents. Management believes that these non-GAAP financial measures provide useful information about our ability to satisfy our debt obligation with currently available funds.

•"Core sales," exclude currency effects and, where applicable, the first-year impacts of acquisitions and divestitures from sales. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in identifying underlying growth trends in our business and facilitate comparison of our sales performance with prior and future periods that are complementary to GAAP metrics.